EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-109876, 333-111512 and 333-119750 ) and on Forms S-3 (Nos. 333-128377, 333-138872 and 333-139662) and on Forms S-8 (Nos. 333-63580, 333-133258 and 333-140041) of World Heart Corporation of our report dated March 20, 2008 relating to the financial statements which appear in this Annual Report on Form 10-KSB.

/s/ BURR, PILGER & MAYER LLP

San Francisco, California

March 26, 2008